Exhibit 10.1

PIEDMONT COMMUNITY BANK HOLDINGS, INC.

PHANTOM EQUITY PLAN

PIEDMONT COMMUNITY BANK HOLDINGS, INC.

PHANTOM EQUITY PLAN

1.	NAME, PURPOSE AND EFFECTIVE DATE

1.1 Name. The name of the Plan is the “Piedmont Community Bank Holdings, Inc. Phantom Equity Plan.”

1.2 Purpose. The Company has established the Plan to attract, motivate, retain and reward certain current and former employees, officers and directors of the Company and its Affiliates and subsidiaries by giving them the opportunity to share in the appreciation in the value of the Company. The Plan is intended to qualify as an unfunded deferred compensation plan for a select group of management and/or highly compensated employees and it shall be interpreted and construed in a manner consistent with such intention.

1.3 Section 409A Compliance. It is intended that this Plan shall comply with the provisions of Code Section 409A, or be exempt from the application of Code Section 409A, and shall be administered in accordance with that intent.

1.4 Effective Date. Except as specifically otherwise provided in the Plan, the Plan shall be effective as of January 24, 2014.

2.	DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION

2.1 General Definitions. The following words and phrases, when used in the Plan, unless the context clearly otherwise requires, shall have the following respective meanings:

(a) Account. A separate book account that the Company shall establish and maintain for each Participant. The establishment of an Account shall not create or be deemed to create a trust or fiduciary relationship between the Company and a Participant or Beneficiary or any obligation not expressly otherwise provided for in the Plan of the Company to a Participant or Beneficiary.

(b) Affiliate. Affiliate means, with respect to any Person, any other organization or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person, where the term “control” (including the phrases “controlled by” and “under common control with”) when used with respect to the specified organization or entity means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity or organization, whether through the ownership of voting securities or interests, by contract or otherwise.

(c) Award Agreement. A written agreement between the Company and a Participant that sets forth the terms and provisions applicable to Units credited to his or her Account in substantially the form attached hereto as Exhibit A.

(d) Beneficiary. The person or persons designated as the recipient of a benefit in the case of the death of a Participant or a former Participant in accordance with the terms of the Plan.

(e) Board. The Board of Directors of the Company.

(f) Cause. With respect to a Participant (i) any act of dishonesty, gross negligence or gross misconduct that has or may have the effect of materially injuring the Company or any of its Affiliates or subsidiaries; or (ii) conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude, fraud, theft or dishonesty; or (iii) any material violation of the published standards of conduct applicable to directors, officers or employees of the Company and its Affiliates and subsidiaries; or (iv) insubordination or refusal to perform assigned duties or to comply with the lawful directions of the Board; or (v) any deliberate, willful or intentional act that is intended to cause harm, loss or injury to the Company or any of its Affiliates or subsidiaries, provided, however, in the case of clauses (iii) and (iv) only, if capable of cure, Cause shall only occur if, within fifteen (15) days following delivery of a written notice by the Company to the Participant specifying the circumstances constituting “Cause,” the Participant has failed to cure the circumstances giving rise to Cause; provided, however, that notwithstanding the preceding definition, if the Participant is party to an employment agreement or similar agreement with the Company that includes a different definition of “Cause,” “Cause” shall have the meaning specified in such agreement.

(g) Code. The Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder.

(h) Change of Control. The occurrence of any of the following:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the outstanding capital stock of the Company or 50% of the total number of outstanding shares of capital stock of the Company;

(ii) the Company merges with or into, or consolidates with, or consummates any reorganization or similar transaction with, another Person and, immediately after giving effect to such transaction, less than 50% of the total voting power of the outstanding capital stock of the surviving or resulting Person is “beneficially owned” (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the stockholders of the Company immediately prior to such transaction;

(iii) in one transaction or a series of related transactions, the Company, directly or indirectly (including through one or more of its subsidiaries) sells, assigns, conveys, transfers, leases or otherwise disposes of, all or substantially all of the assets or properties (including capital stock of subsidiaries) of the Company, but excluding sales, assignments, conveyances, transfers, leases or other dispositions of assets or properties (including capital stock of subsidiaries) by the Company or any of its subsidiaries to any direct or indirect wholly-owned subsidiary of the Company;

(iv) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board (together with any new directors whose election to the Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute a majority of the Board then in office; or

(v) the liquidation or dissolution of the Company.

Notwithstanding the foregoing, in no event shall a Change of Control be deemed to occur unless such putative Change of Control constitutes a “change in the ownership”, a “change in effective control”, or a “change in the ownership of a substantial portion of the assets” of the Company, each within the meaning of Code Section 409A. Notwithstanding anything in this Plan to the contrary, the consummation of the proposed merger (including any related changes to the composition of the Board in connection therewith) of each of the Company and VantageSouth Bancshares, Inc., a Delaware corporation and majority-owned subsidiary of the Company (“Vantage”), with and into Yadkin Financial Corporation, a North Carolina corporation (“Yadkin”), with Yadkin as the surviving corporation, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) anticipated to be entered into among Yadkin, Vantage and the Company (the “Transaction”), shall in no event be deemed to constitute a Change of Control.

(i) Common Stock. The Company’s common stock.

(j) Company. Piedmont Community Bank Holdings, Inc. or its successors.

(k) Deemed Per-Share Base Price. If the Investment Hurdle has been achieved, the Deemed Per-Share Base Price shall be the Per-Share Base Price for each Unit as set forth in Exhibit B. If the Investment Hurdle has not been achieved, the Deemed Per-Share Base Price shall be the Per-Share Base Price for each Unit as set forth in Exhibit B, but increased as if such Per-Share Base Price had increased 8% per annum from the Measuring Date for such Unit through the date such Deemed Per-Share Base Price is being determined.

(l) Exchange Act. The Securities Exchange Act of 1934, as amended.

(m) Fiscal Year. The Company’s taxable year for federal income taxes.

(n) Initial Round Investors. All Persons that acquired Common Stock of the Company pursuant to the private placement offering of Common Stock dated as of February 19, 2010. The Initial Round Investors are set forth on in Exhibit C attached hereto.

(o) Investment Hurdle. The Investment Hurdle shall be deemed to have been achieved when and if the Plan Administrator determines that the Initial Round Investors (treated as a group) have realized a return of 100% of the capital each member of the Initial Round Investors has invested in the Company as of the determination date plus a cumulative but non-compounded return in respect of each such Person’s purchase or purchases of Common Stock equal to or exceeding 8% per annum, provided that in calculating the Investment Hurdle, shares of Common Stock transferred by one or more of the Initial Round Investors on or prior to such date (other than shares of Common Stock transferred in the Transaction) shall be valued as follows: (i) where the consideration received by such Initial Round Investors for Common Stock is immediately available funds, such consideration shall be valued at the U.S. dollar value of such immediately available funds, and (ii) where the consideration received by such Initial Round Investors for

Common Stock is other than immediately available funds, such consideration shall be valued (x) in the case of securities, at the VWAP for such securities preceding the date of the subject transaction or (y) in the case of property, the fair market value of such property as determined by an independent appraiser selected in good faith by the Plan Administrator. Any dividends received by the Initial Round Investors from the Company on or prior to the date the Investment Hurdle is calculated shall be included in the calculation of Investment Hurdle. At any time following a transfer of Common Stock by one or more of the Initial Round Investors (other than shares of Common Stock transferred in the Transaction) or the payment of a dividend by the Company to those Initial Round Investors that are stockholders of the Company as of the record date for the payment of such dividend, the Plan Administrator may request the cooperation of the Initial Round Investors (which cooperation shall not be unreasonably withheld) to determine whether the Investment Hurdle shall have been achieved, provided, however, that the calculation of Investment Hurdle shall not be achieved until the Initial Round Investors have transferred at least 50% of the shares of Common Stock held by such Persons in the aggregate (excluding shares of Common Stock transferred in the Transaction). Notwithstanding the immediately preceding proviso, in the event that the Investment Hurdle has not been realized, then, at any time following the 30-month anniversary of such time as shares of Common Stock are listed or quoted for trading on any Trading Market, the Plan Administrator may request the cooperation of the Initial Round Investors (which cooperation shall not be unreasonably withheld) to determine whether the Investment Hurdle shall have been achieved, provided that, as a condition to such a determination such Common Stock must have been reasonably liquid for a number of calendar days, which need not be consecutive, which total thirty (30) months in the aggregate (as determined in good faith by the Plan Administrator giving due consideration to the Initial Round Investors’ aggregate holdings of such Common Stock, the number of outstanding shares of Common Stock, the average trading volume of the Common Stock and such other factors as the Plan Administrator may determine are relevant) and in calculating the Investment Hurdle the Plan Administrator shall act in good faith and include in such calculation the value of shares of Common Stock retained by the Initial Round Investors with the price of such Common Stock determined in accordance with clause (i) of the definition of VWAP. Notwithstanding the preceding sentences of this definition, in the event of a Trigger Event, the calculation of Investment Hurdle shall occur immediately prior to such Trigger Event and, in addition to the factors set forth above, in calculating the Investment Hurdle the Plan Administrator shall include in such calculation the value of any consideration that the Initial Round Investors will acquire upon consummation of the Trigger Event, provided, that any securities acquired by the Initial Round Investors will be valued at the price attributed to such securities in the definitive transaction documents for such Trigger Event, if applicable; provided further, that the Transaction shall not be deemed a Trigger Event for purposes of this sentence.

(p) Measuring Date. The date designated as such with respect to a Unit as set forth in Exhibit B attached hereto.

(q) Participant. A current or former employee, officer or director of the Company or its Affiliates and subsidiaries who is listed in Exhibit B attached hereto.

(r) Per-Share Base Price. The amount designated as such with respect to a Unit as set forth in Exhibit B attached hereto.

(s) Person. An association, a corporation, a limited liability company, an individual, a partnership, a limited liability partnership, a trust or any other entity or organization.

(t) Plan. The Piedmont Community Bank Holdings, Inc. Phantom Equity Plan and all amendments and supplements to it.

(u) Plan Administrator. The Person or Persons designated pursuant to Article 6 of this Plan.

(v) Trading Market. Whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

(w) Unit. A notional amount allocated to each Participant’s Account, as set forth on Exhibit B attached hereto. Units may be allocated as whole Units or fractional Units. Each Unit credited to a Participants’ Account shall have the Measuring Date, Vesting Schedule, and Per-Share Base Price set forth in Exhibit B attached hereto.

(x) Unit Value. The net value of any Unit, which is determined by subtracting the Deemed Per-Share Base Price for such Unit from the value of such Unit, which value initially is the VWAP of one share of Common Stock of the Company, as may be adjusted from time to time pursuant to Section 4.5(b).

(y) Vesting Schedule. Each Unit shall vest in accordance with the Vesting Schedule set forth in Exhibit B attached hereto.

(z) VWAP. For any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the average of the five-day trailing daily volume weighted average price of the Common Stock for the immediately preceding date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (ii) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the five-day trailing daily volume weighted average price of the Common Stock for the immediately preceding date; or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Plan Administrator.

2.2 Number and Gender. The masculine and neuter, wherever used in the Plan, shall refer to either the masculine, neuter or feminine; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

2.3 Underscored Section Headings. The underscored Section headings contained in the Plan are included only for convenience, and they shall not be construed as a part of the Plan or in any respect affecting or modifying its provisions.

3.	ELIGIBILITY AND PARTICIPATION

3.1 Participants. The current or former employees, officers and directors of the Company and its Affiliates and subsidiaries who are Participants in the Plan are set forth in Exhibit B, attached hereto. Following the Effective Date, no new employees, officers or directors of the Company or any of its Affiliates or Subsidiaries or any other individuals may become Participants.

4.	ACCOUNTS

4.1 Account. A Participant’s Account shall be credited with the number of Units set forth on Exhibit B. The value of a Participant’s Account as of a given date shall be equal to the Unit Value of all such Participant’s vested Units (as determined by the Plan Administrator in its discretion).

4.2 Vesting. All Units credited to a Participant’s account shall vest on such dates and in such amounts as provided in Exhibit B if such Participant has remained actively employed by the Company or one of its Affiliates or Subsidiaries from the Effective Date through such vesting date. Notwithstanding the foregoing, all then unvested Units shall immediately vest upon the occurrence of a Change of Control. The Plan Administrator, in its sole discretion, may cause all or any portion of a Participant’s unvested Units to vest at any time.

4.3 Payments of Accounts. The aggregate Unit Value of the vested portion of a Participant’s Account shall be paid to such Participant (or his or her Beneficiary if such Participant dies prior to payment under this Plan) on the earlier to occur of (i) December 31, 2018, or (ii) a Change of Control (each a “Triggering Event”). The vested portion of a Participant’s Account so paid shall be paid in Common Stock with a VWAP equal to the aggregate Unit Value of the vested portion of such Account on the date of such Triggering Event. The Company may deduct from any payment such amounts as may be required to be withheld under any federal, state, or local tax laws or otherwise provide for such withholding through a mutually agreeable arrangement with the Participant. Neither a Participant nor a Beneficiary may designate the taxable year of the payment.

4.4 Termination of Employment; Unit Reallocation. If a Participant’s employment with or service to the Company or one of its Affiliates or Subsidiaries terminates prior to a Triggering Event for any reason other than for Cause, the Participant will forfeit those unvested Units credited to his or her account, and such Units shall be reallocated to all other Participants who are actively employed by the Company or one of its Affiliates or Subsidiaries on the date of such employment termination. Notwithstanding the foregoing, if a Participant’s employment with or service to the Company or one of its Affiliates or Subsidiaries terminates for Cause, all of the Units credited to his or her account regardless of the vesting status of such Units shall be reallocated to all other Participants who have Units allocated to such Participant on the date of such termination for Cause, provided that in no event shall the Units with a Measuring Date of February 19, 2010 be forfeited or reallocated following a termination of employment for any reason including termination for Cause. Any required reallocation of Units pursuant to this Section 4.4 shall be accomplished by crediting the Account of each Participant so entitled to reallocation with a portion of the Units to be so reallocated equal to the total number of Units to be so reallocated multiplied by a fraction, the numerator of which is the number of Units credited to such Participant’s Account prior to such reallocation, and the denominator of which is the total number of Units allocated under the Plan to all Participants prior to such reallocation. Any Units so reallocated shall retain the Measuring Date, Vesting Schedule, and Per-Share Base Price (and, as a consequence, Deemed Per-Share Base Price) of the forfeited Units set forth in Exhibit B attached hereto.

4.5 Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Plan is in effect, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Per-Share Base Price and the then current Deemed Per-Share Base Price and shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this Section 4.5(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this Section 4.5(a) shall become effective immediately after the effective date of such subdivision or combination.

(b) In the event that the Company enters into the Merger Agreement and consummates the Transaction, then this Plan shall continue with the following modifications: (1) in determining whether the Investment Hurdle has been achieved, the return to the Initial Round Investors shall be determined by using the value of the “Alternate Consideration” received by them in the Transaction rather than the value of their Common Stock; (2) the value of each Unit shall be determined by using the value of the “Alternate Consideration” (and to the extent the Alternate Consideration consists of stock, the VWAP of such stock shall be used) received in the Transaction for one share of Common Stock, rather than the VWAP of one share of Common Stock; provided, however, if after the Transaction is consummated, all or part of the Alternative Consideration is adjusted through a recapitalization, stock dividend, property distribution or other similar event, then the value of each Unit shall be determined by using the value of the Alternate Consideration (as described above) received in the Transaction for one share of Common Stock, as so adjusted, (3) all distributions pursuant to this Plan shall be in the form of the stock received in the Transaction, provided that if the Triggering Event giving rise to such payment is a Change of Control, such distribution shall be in the form of the consideration received in the Change of Control, (4) any cash consideration paid in the Transaction and any dividends directly or indirectly received by the Initial Round Investors from the Company or with respect to the Alternate Consideration on or prior to the date the Investment Hurdle is calculated shall be included in the calculation of Investment Hurdle, and (5) in the event of a Change of Control, the calculation of Investment Hurdle shall occur immediately prior to such Change of Control and, in addition to the factors set forth above, in calculating the Investment Hurdle, the value of any consideration that the Initial Round Investors will acquire (or would acquire had they held the Alternate Consideration) upon consummation of the Change of Control, provided that any securities acquired (or deemed acquired) by the Initial Round Investors will be valued at the price attributed to such securities in the definitive transaction documents for such Change of Control. For this purpose, “Alternate Consideration” means the consideration in the form of common stock of the surviving company, cash and property received in the Transaction by a holder of Common Stock for one share of Common Stock in the Transaction. Units shall retain the Measuring Date and Vesting Schedule of such Units prior to the Transaction.

5.	GENERAL PROVISIONS

5.1 No Contract; Other Benefits. Participation in the Plan shall not constitute a guarantee or contract of employment between a Participant and the Company. Nothing contained in the Plan shall restrict the right of the Company to discharge a Participant or the right of a Participant to resign from the Company’s employ. The Plan is not intended to be an employment contract, and it shall not be construed as an employment contract. Participation in the Plan shall not prevent the Participant from receiving, in addition to any benefits he may be entitled to under the Plan, any other benefits which may be payable to or with respect to the Participant at any time under any other supplemental compensation, bonus, severance pay, pension, retirement, profit sharing, group insurance, health or disability plan, or any other incentive plan or plans of the Company now in effect or which the Company may hereafter adopt. However, nothing contained in the Plan shall obligate the Company to adopt any such plan or plans.

5.2 No Assignment. No Participant or Beneficiary shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part of all of the amounts payable by the Company under the Plan, nor shall such amounts be subject to seizure by any creditor of any Participant, or Beneficiary, by a proceeding at law or in equity, and no such benefit shall be transferable by operation of law in the event of bankruptcy, insolvency or death. Any such attempted assignment or transfer shall be void.

5.3 Unfunded Plan. The Plan shall be unfunded, and any payment made by the Company under the Plan shall be made from assets which shall be part of the general assets of the Company. No person shall have or acquire any interest in any such assets by virtue of the provisions of the Plan. The Company’s obligation under the Plan shall be an unfunded and unsecured promise to transfer Company Common Stock. In no event shall any person’s rights to receive payments under the Plan be any greater than those of any other unsecured creditor of the Company.

5.4 Rabbi Trust. The Company may establish a “Rabbi Trust” similar to the trust described in Revenue Procedure 92-64 to internally fund and/or recover in whole or in part its obligations under the Plan, provided that the assets of such trust shall in all events be subject to the claims of the Company’s general creditors. No Participant or other person shall have any rights with respect to such Trust or its proceeds except to the extent amounts distributed therefrom are to be used to fund the Company’s obligations under the Plan. If the Transaction is consummated, and in connection therewith a “Rabbi Trust” is established and fully funded by issuing shares of the surviving company in an aggregate amount equal to a percentage equal to 8.5/91.5 multiplied by the total number of shares of the surviving company actually issued to stockholders of the Company at the closing of the Transaction (which is estimated to result in 856,447 shares of the surviving company being issued to the “Rabbi Trust”) and the terms of the Rabbi Trust are not violated, then, with respect to such shares issued to the “Rabbi Trust”, the surviving company shall not be subject to any claims or lawsuits from the Participants or stockholders of the Company who participated in the Transaction.

5.5 No Fiduciary Relationship. The Plan and any action taken pursuant to the Plan shall not be construed as creating any kind of fiduciary relationship between the Company, the Participant, a Beneficiary or any other person.

5.6 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and each Participant, his heirs, personal representatives, and Beneficiaries.

5.7 Amendments and Termination. The Company shall not have the right to amend or terminate the Plan unless it obtains the written consent of Participants holding at least 66 2/3% of all Units then outstanding under the Plan. If the Transaction is consummated and the Rabbi Trust is established as described in Section 5.4 above, then the surviving company or the Plan Administrator shall not have the right to amend or terminate the Plan unless it obtains the written consent of both (i) the “Participating Stockholders” (as such term is defined in the Rabbi Trust) holding at least 66 2/3% of the aggregate “Participating Percentages” (as defined in the Rabbi Trust), and (ii) Participants holding at least 66 2/3% of all Units then outstanding under the Plan. However, no such amendment or termination shall deprive any Participant of any benefit that has been granted under the Plan nor adversely affect any such benefit. Solely for purposes of this Section 5.7 if the Transaction is consummated, the Participating Stockholders shall be third party beneficiaries.

5.8 Governing Law. This plan shall be construed, governed and administered in accordance with the laws of the State of North Carolina.

5.9 Necessary Acts. All persons claiming any interest under the Plan shall perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out any provisions of the Plan.

5.10 Notices. Any notice, consent or demand required or permitted to be given under the provisions of the Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States first class mail, postage prepaid, addressed to, the recipient’s last known address as shown on the Company’s records. The date of such mailing shall be deemed the date of notice, consent or demand.

6.	ADMINISTRATION

6.1 Authority. Prior to the consummation of the Transaction, the Board shall be the Plan Administrator and shall have the discretionary authority to control and manage the operation and administration of the Plan. Notwithstanding anything herein to the contrary, upon the consummation of the Transaction, (i) the Plan Administrator shall be a committee consisting of three members of the Board immediately prior to the Transaction and two members of the board of directors of Yadkin immediately before the Transaction, provided all of such members are mutually approved by the Board and the board of directors of Yadkin, (ii) thereafter, the surviving company may not alter the composition of such committee unless each of the then members of such committee consent to such alteration, (iii) decisions of such committee shall be made by a majority vote of the members of such committee, and (iv) all decisions and determinations made by the Plan Administrator shall be final and binding on all Participants and shall be non-appealable.

6.2 Rights, Powers and Duties. The Plan Administrator shall have such discretionary authority as may be necessary to discharge its responsibilities under the Plan, including, without limitation, the following powers, rights and duties:

(a) to interpret and construe the provisions of the Plan;

(b) to adopt such rules of procedure and regulations as are consistent with the provisions of the Plan and as it deems necessary and proper;

(c) to determine all questions relating to benefits and other Plan rights of Participants;

(d) to maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Plan Administrator may decide;

(e) to employ agents, attorneys, actuaries, accountants or other persons (who may also be employed by or represent the Plan Administrator) for such purposes as the Plan Administrator considers necessary or desirable; and

(f) to designate any Person or other individual to carry out any of the Plan Administrator’ duties, including all or any part of its authority to manage and control the operation and administration of the Plan.

6.3 Application of Rules. In operating and administering the Plan, the Plan Administrator shall apply all rules of procedure and regulations adopted by the Plan Administrator in a uniform and nondiscriminatory manner.

6.4 Plan Year. The records of the Plan shall be kept on the basis the Fiscal Year.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Plan this 24th day of January 2014.

PIEDMONT COMMUNITY BANK HOLDINGS, INC.

By:
Title:

[Signature Page to Phantom Equity Plan]

Exhibit A

PIEDMONT COMMUNITY BANK HOLDINGS, INC.

PHANTOM EQUITY PLAN

AWARD AGREEMENT

Pursuant to the Piedmont Community Bank Holdings, Inc. Phantom Equity Plan effective as of January 24, 2014 (“Plan”), Piedmont Community Bank Holdings, Inc. (“Company”) has granted you an award pursuant to the terms and conditions in this Award Agreement. Terms not defined in this Award Agreement shall have the meaning given to such terms in the Plan.

1.	Award Grant:

Name of Participant:

	Measuring Date	Per-Share Base Price ($)	Total Number of Units	Number of Units Vested	Vesting Schedule
1
2
3

2.	Eligibility and Payment Terms of Award. The terms of the Plan set forth your eligibility and the payment terms for your benefit under the Plan based on this award. Your units are subject to vesting and forfeiture as further described in the Plan.

3.	Beneficiary Designation. You may designate a beneficiary or beneficiaries to receive your benefit in the event of your death while you hold vested Units. A beneficiary designation will be effective on the date it is received by the Company. A beneficiary designation form is attached to this Award Agreement.

4.	Incorporation of Plan. All terms and conditions of the Plan are incorporated by reference into this Award Agreement as if such terms and conditions were expressly part of this Award Agreement. Without limiting the foregoing, the undersigned Participant agrees that if the Transaction is consummated and a “Rabbi Trust” is created and funded in accordance with Section 5.4 of the Plan and the terms of such Rabbi Trust are not violated then, with respect to shares of stock issued to such Rabbi Trust, the surviving company in the Transaction shall not be subject to any claim or lawsuit by you.

	Piedmont Community Bank Holdings, Inc.	[Participant]

By:
Dated:		Dated:

DESIGNATION OF BENEFICIARY

UNDER

PIEDMONT COMMUNITY BANK HOLDINGS, INC.

PHANTOM EQUITY PLAN

I,                                         , hereby designate

PRIMARY
(Print Beneficiary’s Name)	Last	First	Middle Initial

Print Beneficiary’s Address			Relationship

PRIMARY
(Print Beneficiary’s Name)	Last	First	Middle Initial

Print Beneficiary’s Address			Relationship

as my beneficiary(ies) under the Piedmont Community Bank Holdings, Inc. Phantom Equity Plan (“Plan”). In the event of my death prior to the distribution to me of amounts payable thereunder, such beneficiary(ies) are to receive such payments. Unless indicated otherwise above, only such beneficiary(ies) who survive me shall receive the payments.

If none of the above named beneficiary(ies) survive me, such payments shall be distributed in equal shares to the following person(s):

SECONDARY
(Print Beneficiary’s Name)	Last	First	Middle Initial

Print Beneficiary’s Address			Relationship

SECONDARY
(Print Beneficiary’s Name)	Last	First	Middle Initial

Print Beneficiary’s Address			Relationship

Unless indicated otherwise above, only such beneficiary(ies) who survive me shall receive the payments. If none of the above-named secondary beneficiary(ies) survive me, such payments shall be distributed in accordance with the terms of the Plan.

This designation shall remain in effect until revoked or changed by my filing a new beneficiary designation form.

Dated at                     , State of                     , on             ,         .

Witness:
(Signature of Employee)